CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated February 18, 2009, for the Congressional Effect Fund (the “Fund”), a series of the Congressional Effect Family of Funds, and to all references to our firm included in or made a part of this Post Effective Amendment No. 2 under the Securities Act of 1933 to the Fund’s Registration Statement on Form N-1A (File No. 333-15992), including the references to our firm under the heading “Auditors” and “Financial Highlights” in the Prospectus of the Fund.

Abington, Pennsylvania
July 20, 2009